Exhibit 99.2

Tuck PE And VC Conference
Climate Tech and Sustainability in VC



Presented By:

Mr. John Rhee

Director
SolarWindow Technologies

Investment Committee
Barbara Bush Foundation

Chairman
Stratis Impact

Former CFO
Nobel Sustainability Trust

Former Executive Director
Softbank
Corporate Restructure
Alternative Venture Fund

February 2021

01 02 Liquid / Gas Energy: The Single Greatest Resource to Shape Human Destiny Light 03 Page 2 John Rhee | February 2021 Solid

A Shift to Renewable Energy is Occurring Now Page 3 Renewables will be the Dominant Source of Energy by 2040 Accounting for 67% of Global Electricity Generation “Solar and Wind Capacity will Overtake both Gas and Coal Globally by 2024” - International Energy Agency (Nov 2020) “Solar is Now the Cheapest Form of Electricity for Utility Companies to Build” - International Energy Agency (Oct 2020) “Global investors managing nearly $7 trillion (AUM) plan to almost double their spending on renewable energy infrastructure over the next five years.” - IEA Renewable Energy Market Update (Outlook for 2020 and 2021) Electricity Generation by Source Source: IEA (Tracking Power June 2020 Report) 2019 2040 Fossil Fuels (63%) Other (10%) Renewables (27%) Fossil Fuels (21%) Other (12%) Renewables (67%) John Rhee | February 2021

Next Generation Renewables Paving the Way to a Renewable Future Large scale marine power generators Transparent, ultra - thin, flexible solar solutions Hydrogen fuel cell vehicles Biogas organic matter energy generators Printable and solid - state batteries Page 4 Wind turbines with greater energy efficiency John Rhee | February 2021

The New Age of Solar has Arrived I’d put my money on the sun and solar energy . What a source of power! I hope we don’t have to wait until oil and coal run out before we tackle that . - Thomas A . Edison, 1931 Page 5 John Rhee | February 2021

The Sun Provides Sunlight penetrates clouds, atmosphere, rain, pollution and other elements to provide us energy. At ground level, earth receives 1,000 watts per meter square from the sun. Our Most Sustainable Energy Source Page 6 John Rhee | February 2021

Reliable and Efficient The sun will most certainly rise tomorrow, and our talent is harnessing its enormous power. SOLAR ENERGY Page 7 John Rhee | February 2021 “That free fusion reactor in the sky conveniently converts ~ 4 million tons of mass into energy every second . We just need to catch an extremely tiny amount of it to power all of civilization . ” - Elon Musk, Oct . 2020

TRANSPARENT Generate power from natural sunlight, shaded conditions, and artificial lighting PERFORMANCE ULTRA THIN Generate electricity on transparent glass, plastic surfaces, and flexible substrates Only 1/100th the thickness of a human hair Engineered for fast throughput manufacturing Electricity Generating Coatings Case In Point: LiquidElectricity™ Page 8 John Rhee | February 2021

LiquidElectricity™

Changes the Way We Live

Transform Ordinary Surfaces
into Electricity Generating Products

Solar currently supplies 3% of the country's electricity. It is expected to reach 20% by 2030.

By 2030, the sector would employ 600,000 people and add $345 billion to the national economy while offsetting carbon emissions by 35%.

- Forbes Magazine, Nov. 2020

Transparent, Non-Intrusive

Ultra-thin; Ultra-lightweight;
Transparent; Electricity-Generating Coatings



Wide Ranging Utility

Generates Power from Sunlight,
Shaded Low-light, and Artificial Lighting;
Apply to Glass, Flexible Plastics, & Films

Ease of Manufacturing

Low-Cost Materials; Solution Processable;
Roll-To-Roll and Sheet-To-Sheet;
High Throughput Manufacturing

Good for the Environment

Earth Abundant
Raw Organic & Inorganic Materials;
Lowest CO_2 Footprint of All Solar Energy


Power-per-weight (W/g)
0
2
4
6
8
10
12
Multi-Si
CdTe
SOLAR WINDOW

SolarWindow coatings offer the highest power-to-weight ratio for Solar Energy solutions

John Rhee | February 2021

Page 9

SolarWindow: Beyond the Rooftop with LiquidElectricity™

Powering a Brand-New and third Generation of Self-Charging Products

Conventional Solar = Limited Applications

Requires Large Dedicated Footprint

- Rooftop Installations
- Ground Installations

SolarWindow Products = Unlimited Applications

LiquidElectricity ™ Starts Where Solar Ends

Cars & Trucks Buses & Transit Aerospace	TRANSPORTATION
Windows Facades Spandrels	BUILDINGS
Glass Plastics Metals	AGRICULTURE

ULTRA LIGHTWEIGHT LOW COST ATTRACTIVE

John Rhee | February 2021

Page 10

ACTUAL VIEW THROUGH SOLARWINDOW Page 11 John Rhee | February 2021

THE TIME IS NOW Electrification of Industries is Driving the Shift to Renewables Major Industries Shifting to Renewables (Revenue 2019) Flat - Glass Aerospace Passenger Vehicles Commercial Vehicles Marine Recreational Vehicles 115,800 B 27,342 B 2,211 B 79 B 43 B 42 B $ $ $ $ $ $ Page 12 John Rhee | February 2021

The Profit of Progress 2018 Solar Industry Market : $52.5 Billion 2026 Solar Industry Market: $223.3 Billion When there’s a huge solar energy spill, it’s just called a “nice day”. SOLAR ENERGY Source: https:// www.alliedmarketresearch.com /solar - energy - market Page 13 John Rhee | February 2021

The pace of innovation is incredible and increasing exponentially Moore’s Law : The number of transistors on microchips doubles every two years Source: Pasika / Getty Images Page 14 John Rhee | February 2021

Page 15 Best Times in Human History are Before Us Economic stability and prosperity Access to information and democratization of knowledge Advancements of language and communication Quality of life, health, and happiness Embrace change and be hopeful John Rhee | February 2021